EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Axcan Pharma Inc. on Form S-8 of our report dated November 9, 2000, incorporated by reference in the Annual Report on Form 40-F of Axcan Pharma Inc. for the year ended September 30, 2000.


/s/ Raymond, Chabot, Grant, Thorton

Montreal, Canada

December 11, 2001